Exhibit 3.35

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The undersigned acting as incorporators of a corporation under the Arkansas Business Corporation Act (Act 958 of 1987), adopt the following Articles of Incorporation of such Corporation:	Arkansas Secretary of State Document No.: 196170002 Date Filed: 03-06-2003 07:39 AM Total Pages: 2

First:	The name of the Corporation is:

Decisions Made Easy, Inc.

Must contain the words “Corporation”, Incorporated”, “Company”, “Limited”, or the abbreviation “Corp.”, “Inc.”, “Co.,” or “Ltd.” or words or abbreviations of like import in another language.

Second:	The number of shares which the Corporation shall have the authority to issue is:
*

2,000 share(s).

The par value of each share is $ 1.00

The designation of each class, the number of shares of each class, or a statement that the shares of any class are without par value are as follows:

No. of Shares	Class	Series (if any)	Par Value Per Share Or Statement That Shares Are Without Par Value
2,000	common		$1.00

Third:	The street address of the initial registered office of this Corporation shall be located at:

Street Address or P.O. Box Number	19 East Mountain Street

City:	Fayetteville, AR

State:	AR	ZIP:	72701-

and the name of the initial registered agent of this Corporation at that address is:

William Jackson Butt, II

Fourth:	The name and address of each Incorporator is as follows:

Name 1 Address 1 Name 2 Address 2 Name 3 Address 3	William Jackson Butt, II 19 East Mountain Street, Fayetteville, AR 72701

1

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Fifth:	The nature of the business of the Corporation and the object or purposes proposed to be transacted, promoted or carried on by it, are as follows:

(a)	The primary purpose of the Corporation shall be:

the development, updating, and management of retail and wholesale sales data and information systems to manage such data.

(b)	To conduct any business enterprise not contrary to law.

(c)	To exercise all of the powers enumerated in Section 4-27-302 of the Arkansas Business Corporation Act.

Sixth:	Executed this 5th day of March, 2003

Signature:	William Jackson Butt, II

Title:	Incorporator
(Pres., other officer, Chairman of the Board or by Incorporator pending elections of corporate officers)

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Certificate of Amendment

The undersigned pursuant to the Arkansas Business Corporation Act of 1987, (Act 958 of 1987), sets forth the following:

1.	The name of the corporation is

Decisions Made Easy, Inc.

and is duly organized, created and existing under and by virtue of the laws of the State of Arkansas.

2.	The amendment to the Articles of Incorporation was adopted on

01 day of, April, 2003.

3.	The Articles of Incorporation are amended as follows:

Article Second of the Articles of Incorporation is amended to restate it in its entirety as follows:

The Corporation is authorized to issue 16,000 shares of common stock, $1.00 par value per share, comprised of the following classes:

Class A, 2,000 shares, each share having one vote, dividends as determined by Board of Directors, shares participate proportionately in liquidating distributions;

Class B, 2,000 shares, each share having one vote, dividends as determined by the Board of Directors, shares do not participate in any liquidating distributions;

Class C, 2,000 shares, having no voting rights, dividends as determined by Board of Directors, shares do not participate in any liquidating distributions;

Class D, 10,000 shares, each share having one vote, no dividend rights except for right of shares to participate proportionately in liquidating distributions.

4.	If an amendment provides for an exchange, reclassification or cancellation of issued shares and such provisions are not contained in the amendment itself, state the provisions for the implementation.

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5a.	X The Amendment was adopted by the incorporators or board of directors of the corporation, no action by the shareholders was required to adopt the amendment.

OR

5b.	The amendment was approved by the shareholders.

(number of shares)

shares of are outstanding.

(number) Votes are entitled to be cast

by each voting group entitled to vote separately on the amendment. The number of votes of each voting group indisputably represented at the meeting was .

(number) of the voting group in favor

of the amendment and of the voting group voted against the amendment.

OR

5c.	undisputed votes were cast for the

amendment by each voting group. The number of shares voting in favor of the amendment was sufficient to adopt the amendment.

Signature

William Jackson Butt, II
Title (Chairman of the Board, President, or other officer or incorporator if directors have not been selected.)

Incorporator

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

DECISIONS MADE EASY, INC.

The undersigned, pursuant to the Arkansas Business Corporation (Act 958 of 1987), sets forth the following:

1. The name of the corporation is Decisions Made Easy, Inc. (“Corporation”), and it is a corporation duly organized under the laws of the State of Arkansas.

2. Article Second of the Corporation’s Articles of Incorporation, as amended by Articles of Amendment filed on April 1, 2003, is hereby amended and restated in its entirety as follows:

The number of shares the Corporation is authorized to issue is 16,000 shares of common stock, and each share will have a par value of $1.00.

3. The amendment will be implemented by each shareholder receiving one share of common stock for each share of outstanding stock owned by the shareholder on the date these Articles of Amendment are filed with the Secretary of State.

4. The amendment to the Articles of Incorporation was duly adopted by the shareholders of the Corporation on December 1, 2005.

5. At the time of the adoption of the amendment, the Corporation had Two Thousand Six Hundred Seventy-six (2,676) shares of Class A voting common stock, Seven Hundred Thirty-five (735) shares of Class B voting common stock, and One Thousand Nine Hundred Forty (1,940) shares of Class D voting common stock issued and outstanding. All shares were represented at the meeting held for the purpose of considering the amendment.

6. All Two Thousand Six Hundred Seventy-six (2,676) shares of Class A voting common stock, Seven Hundred Thirty-five (735) shares of Class B voting common stock, and One Thousand Nine Hundred Forty (1,940) shares of Class D voting common stock were cast for the amendment. The number of votes cast for the amendment by each voting group was sufficient approval by that voting group.

IN WITNESS WHEREOF, the Corporation has caused its corporate name to be subscribed by its President on this 1st day of December 2005.

Decisions Made Easy, Inc.

By:	/s/ Carlo Fava
Carlo Fava, President